UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2015, the Board of Directors of BBCN Bancorp, Inc. (the “Company”) unanimously approved the adoption of a forum selection clause identifying Delaware as the exclusive forum for the adjudication of certain disputes between the Company, on the one hand, and a shareholder or shareholders of the Company or derivate action brought on behalf of the Company, on the other hand. The adoption of the forum selection clause is effective as of February 19, 2015. A copy of the forum selection clause approved by the Board of Directors is filed herewith as Exhibit 3.1, is incorporated herein by reference, and the foregoing summary description of the same is qualified in its entirety by reference to the actual text of the forum selection clause filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1    Amendment to the Bylaws of BBCN Bancorp, Inc. – Forum Selection Clause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: February 24, 2015	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer